Exhibit 10.1

Omeros Corporation

Form of Exchange Agreement

May 12, 2025

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(s)	Financial Adviser Fee	13
(t)	Additional Documentation	13
(u)	Bring-Down of Representations and Warranties	13
(v)	Settlement Instructions	13
(w)	Wall-Cross Matters	13
(x)	No Reliance on the Company, Cantor or Moelis; Related Matters	13
(y)	Concurrent Equitization Transaction	14
Section 6.	Conditions to Obligations of the Parties	14
(a)	Conditions to the Company’s Obligations	14
(b)	Conditions to the Investor’s Obligations	14
Section 7.	The Release Time	14
Section 8.	Tax Matters	15
Section 9.	Miscellaneous	15
(a)	Waiver; Amendment	15
(b)	Assignability	15
(c)	Further Instruments and Acts	15
(d)	Waiver of Jury Trial	15
(e)	Governing Law	15
(f)	Section and Other Headings	16
(g)	Counterparts	16
(h)	Notices	16
(i)	Binding Effect	16
(j)	Notification of Changes	16
(k)	Severability	16
(l)	Entire Agreement	16
(m)	Reliance by Cantor and Moelis; Third-Party Beneficiaries	16

Exhibits

Exhibit A: Exchanging Investor Information	A-1

Exhibit B: Exchange Procedures	B-1

Exhibit C: Tax Matters	C-1

Exhibit D: Form of New Notes Indenture	D-1

Exhibit E: Existing Notes Acquired Since August 15, 2024	E-1

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FORM OF EXCHANGE AGREEMENT

EXCHANGE AGREEMENT (this “Agreement”), dated as of May 12, 2025, between Omeros Corporation, a Washington corporation (the “Company”), and the undersigned investor (the “Investor”), on its own behalf and on behalf of each of the beneficial owners listed on Exhibit A hereto (each, an “Account”) for whom the Investor holds contractual and investment authority (each Account, including the Investor if it is exchanging Existing Notes in the Exchange (each, as defined below) on its own behalf, an “Exchanging Investor”). If there is only one Account or Exchanging Investor, then each reference thereto in this Agreement will be deemed to refer to such Account or Exchanging Investor, as applicable, in the singular, mutatis mutandis.

WHEREAS, the Company and each Exchanging Investor desire to engage in the Exchange on the terms set forth in this Agreement.

THEREFORE, the Company, the Investor and each Exchanging Investor agree as follows.

Section 1.           Definitions.

“Account” has the meaning set forth in the first paragraph of this Agreement.

“Base Indenture” means that certain Indenture, dated as of August 14, 2020, between the Company and the Trustee.

“Cantor” means Cantor Fitzgerald & Co.

“Cash Consideration” means, with respect to the Existing Notes of any Exchanging Investor to be exchanged in the Exchange, the cash forming part of the Exchange Consideration for such Existing Notes.

“Closing” has the meaning set forth in Section 3(b)(i).

“Closing Date” has the meaning set forth in Section 3(b)(i).

“Code” means the Internal Revenue Code of 1986, as amended.

“Common Stock” means the common stock, $0.01 par value per share, of the Company.

“Company” has the meaning set forth in the first paragraph of this Agreement.

“Conversion Shares” has the meaning set forth in Section 4(g).

“Covered SEC Filings” means each of the following documents, in the form they were filed with the SEC and including any amendments thereto filed with the SEC: (a) the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, as amended, and (b) the Company’s Current Reports on Form 8-K (excluding any Current Reports or portions thereof that are furnished, and not filed, pursuant to Item 2.02 or Item 7.01 of Form 8-K, and any related exhibits) filed with the SEC after December 31, 2024.

“DTC” means The Depository Trust Company.

“DWAC” means DTC’s Deposit and Withdrawal at Custodian program.

“DWAC Withdrawal” has the meaning set forth in Section 3(b)(iii)(1).

“Exchange” has the meaning set forth in Section 3(a).

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exchange Consideration” means, with respect to the aggregate principal amount of Existing Notes of any Exchanging Investor to be exchanged in the Exchange, (a) cash in an amount equal to accrued and unpaid interest on such Existing Notes from, and including, February 15, 2025 to, but excluding, the Closing Date, calculated in accordance with the Existing Indenture; and (b) New Notes having an aggregate principal amount equal to 100% of the principal amount of such Existing Notes.

“Existing Indenture” means the Base Indenture, as supplemented by that certain First Supplemental Indenture, dated as of August 14, 2020, between the Company and the Trustee.

“Existing Notes” means the Company’s 5.25% Convertible Senior Notes due 2026 issued pursuant to the Existing Indenture.

“IRS” means the Internal Revenue Service.

“Investor” has the meaning set forth in the first paragraph of this Agreement.

“Liens” means any mortgages, liens, pledges, charges, security interests, encumbrances, title retention agreements, options, preemptive rights, equity or other adverse claims.

“Moelis” means Moelis & Company LLC.

“New Notes” means the Company’s 9.50% Convertible Senior Notes due 2029.

“New Notes DWAC Deposit” has the meaning set forth in Section 3(b)(iii)(2).

“New Notes Indenture” means the Base Indenture, as supplemented by the Second Supplemental Indenture.

“Release Time” has the meaning set forth in Section 7.

“SEC” means the Securities and Exchange Commission.

“Second Supplemental Indenture” means that certain Second Supplemental Indenture, to be dated as of the Closing Date, between the Company and the Trustee, which Second Supplemental Indenture is substantially in the form set forth as Exhibit D hereto.

“Securities Act” means the Securities Act of 1933, as amended.

“Trustee” means Computershare Trust Company National Association, as successor to Wells Fargo Bank, National Association, as trustee under the Existing Indenture and the New Indenture.

Section 2.         Rules of Construction. For purposes of this Agreement:

(a)         “or” is not exclusive;

(b)         “including” means “including without limitation”;

(c)         “will” expresses a command;

(d)         words in the singular include the plural and in the plural include the singular, unless the context requires otherwise;

(e)         “herein,” “hereof” and other words of similar import refer to this Agreement as a whole and not to any particular Section or other subdivision of this Agreement, unless the context requires otherwise;

(f)         references to currency mean the lawful currency of the United States of America, unless the context requires otherwise; and

(g)         the exhibits, schedules and other attachments to this Agreement are deemed to form part of this Agreement.

Section 3.          The Exchange

(a)    Generally. Subject to the other terms of this Agreement, each of the Investor and each other Exchanging Investor, if any, agrees to exchange, with the Company, the aggregate principal amount of Existing Notes, CUSIP No. 682143 AG7, set forth in Exhibit A hereto that it beneficially owns for Exchange Consideration in kind and amount corresponding to such aggregate principal amount of Existing Notes (the “Exchange”).

(b)     The Closing.

(i)    Closing Date and Location. The closing of the Exchange (the “Closing”) will take place at the offices of Covington & Burling LLP, One CityCenter, 850 Tenth Street, NW, Washington, D.C. 20001, at 10:00 a.m., New York City time, on the later of (1) May 14, 2025; (2) such date on which the conditions to Closing set forth in Section 6 are satisfied or waived; and (3) such other time and place as the Company and the Investor may agree (such later date, the “Closing Date”).

(ii)    Conveyance of Title; Release of Claims. Subject to the other terms and conditions of this Agreement, the Investor hereby, for itself and on behalf of each Exchanging Investor, sells, assigns and transfers to, or upon the order of, the Company, all right, title and interest in such aggregate principal amount of the Existing Notes as indicated on Exhibit A hereto, free and clear of any Liens, together with any documents of conveyance or transfer that the Company may reasonably deem necessary to transfer to and confirm in the Company all right, title and interest in and to such Existing Notes free and clear of any Liens, and waives any and all other rights with respect to such Existing Notes and the Existing Indenture and releases and discharges the Company from any and all claims, whether now known or unknown, the Investor and any other Exchanging Investor may now have, or may have in the future, arising out of, or related to, such Existing Notes, including any claims arising from any existing or past defaults under the Existing Indenture, or any claims that the Investor or any Exchanging Investor is entitled to receive additional, special or default interest with respect to the Existing Notes.

(iii)     Delivery of Existing Notes and Exchange Consideration.

(1)    DWAC Withdrawal. Subject to satisfaction of the applicable conditions precedent specified in this Agreement, at or prior to 9:30 a.m., New York City time, on the Closing Date, the Investor agrees to direct the eligible DTC participant through which each Exchanging Investor holds a beneficial interest in the Existing Notes to submit a DWAC withdrawal instruction (the “DWAC Withdrawal”) to the Trustee for the aggregate principal amount of the Existing Notes as indicated on Exhibit A hereto to be exchanged by such Exchanging Investor pursuant to this Agreement.

(2)    New Notes DWAC Deposit. DTC will act as securities depositary for the New Notes. Subject to satisfaction of the applicable conditions precedent specified in this Agreement, at or prior to 9:30 a.m. New York City time on the Closing Date, the Investor agrees to direct an eligible DTC participant to submit, separately for each Exchanging Investor, a DWAC deposit instruction (the “New Notes DWAC Deposit”) to the Trustee, for the aggregate principal amount of New Notes that such Exchanging Investor is entitled to receive pursuant to this Agreement, or comply with such other settlement procedures mutually agreed in writing by the Investor and the Company.

(3)    Delivery of Exchange Consideration. The Exchange Consideration will not be delivered until a valid DWAC Withdrawal of the Existing Notes has been received and accepted by the Trustee. If the Closing does not occur, then any Existing Notes submitted for DWAC Withdrawal will be returned to the DTC participant that submitted the DWAC Withdrawal instruction in accordance with the procedures of DTC. On the Closing Date, subject to satisfaction of the conditions precedent specified in this Agreement, and the prior receipt of a valid DWAC Withdrawal conforming with the aggregate principal amount of the Existing Notes to be exchanged by each Exchanging Investor a valid New Notes DWAC Deposit conforming with the aggregate principal amount of the New Notes to be issued to such Exchanging Investor in the Exchange, the Company will (A) pay the applicable Cash Consideration to such Exchanging Investor by wire transfer to the account in the United States of such Exchanging Investor set forth in Exhibit A hereto and (B) execute such New Notes, and direct the Trustee to authenticate and, by acceptance of the New Notes DWAC Deposit, deliver, such New Notes (or comply with such other settlement procedures mutually agreed in writing by the Company and the Trustee), in each case to the DTC account specified on Exhibit A hereto.

(4)    Acknowledgment of DWAC Posting Expiration; Delivery Instructions. Each of the Investor and each other Exchanging Investor, if any, acknowledges that each of the DWAC Withdrawal and the New Notes DWAC Deposit must be posted on the Closing Date and that if it is posted before the Closing Date, then it will expire unaccepted and must be resubmitted on the Closing Date. For the convenience of each Exchanging Investor, attached hereto as Exhibit B is a summary of the delivery instructions that must be followed to settle the Exchange through DTC.

(5)    Other Exchanges. Each of the Investor and each other Exchanging Investor, if any, acknowledges that other investors are participating in similar exchanges, each of which contemplates a DWAC Withdrawal and a New Notes DWAC Deposit. The Company intends to complete the New Notes DWAC Deposit concurrently for all investors who have submitted valid DWAC Withdrawals and New Notes DWAC Deposits by the deadline set forth above. In the event that the Investor complies with the deadline set forth above for the DWAC Withdrawal and other investors do not, the Company will use its commercially reasonable efforts to ensure that the New Notes are delivered to the Investor pursuant to the New Notes DWAC Deposit on the Closing Date. However, in the event that such New Notes are not delivered on the Closing Date, the Company will use its commercially reasonable efforts to ensure that the same will be delivered on the business day immediately following the Closing Date or as soon as reasonably practicable thereafter.

(6)    Delay of Closing. If (A) the Trustee is unable to locate a DWAC Withdrawal or (B) the Trustee is unable to locate a New Notes DWAC Deposit or (C) such DWAC Withdrawal does not conform to the Existing Notes to be exchanged in the Exchange or such New Notes DWAC Deposit does not conform to the New Notes to be issued in the Exchange, then the Company will promptly notify the Investor. If, because of the occurrence of an event described in clause (A), (B) or (C) of the preceding sentence, the Cash Consideration is not paid or the New Notes are not delivered on the Closing Date, then such Cash Consideration or New Notes, as applicable will be paid or delivered, as applicable, on the first business day following the Closing Date (or as soon as reasonably practicable thereafter) on which all applicable conditions set forth in clauses (A), (B), or (C) of the first sentence of this paragraph have been cured; provided, that any such delay will not be a default by the Company under this Agreement.

(7)    No Additional Interest. For the avoidance of doubt, in the event of any delay in the Closing, the Company will not make any separate cash payment pursuant to this Agreement in respect of interest, if any, accrued and unpaid from the Closing Date for the Existing Notes. Instead, such amounts will be deemed to be paid by the purchase by the Company of the Existing Notes for the Exchange Consideration.

(iv)    Questions as to Form. All questions as to the form of all documents and the validity and acceptance of the Existing Notes will be determined by the Company, in its reasonable discretion, which determination will be final and binding.

Section 4.       Representations, Warranties and Covenants of the Company

The Company represents and warrants to the Exchanging Investors and covenants that:

(a)    Due Formation, Valid Existence and Good Standing; Power to Perform Obligations. The Company is duly formed, validly existing and in good standing under the laws of the State of Washington, with full power and authority to conduct its business as it is currently being conducted and to own its assets. The Company has full power and authority to consummate the Exchange and to execute and deliver, and perform its obligations under, this Agreement, the New Notes Indenture and the New Notes.

(b)    Listing of Common Stock. At or before the Closing, the Company will have submitted to the Nasdaq Stock Market an Application for Listing of Additional Shares with respect to the Conversion Shares. The Company will use its commercially reasonable efforts to maintain the listing of the Conversion Shares on the Nasdaq for so long as the Common Stock is then so listed.

(c)    Securities Act Matters. Assuming the accuracy of the representations and warranties of the Investor, made on behalf of itself and each Exchanging Investor, (i) the issuance of the New Notes in exchange for the Existing Notes pursuant to this Agreement is exempt from the registration requirements of the Securities Act; (ii) except with respect to any Existing Notes exchanged that are listed on Exhibit E hereto, when issued pursuant to this Agreement, the New Notes will be freely transferable without restrictions as to volume and manner of sale pursuant to Rule 144 under the Securities Act by any Investor that is not, at such time or at any time during the immediately preceding three months, an “affiliate” (as defined in Rule 144 under the Securities Act) of the Company; and (iii) except with respect to any Existing Notes exchanged that are listed on Exhibit E hereto, based on applicable laws and regulations as of the Closing Date, if and when issued in accordance with the New Notes Indenture, the Conversion Shares will be freely transferable without restrictions as to volume and manner of sale pursuant to Rule 144 under the Securities Act by any Investor that is not, at such time or at any time during the immediately preceding three months, an “affiliate” (as defined in Rule 144 under the Securities Act) of the Company. Except with respect to any New Notes issued in exchange for Existing Notes listed on Exhibit E hereto, when issued pursuant to this Agreement, the New Notes will be issued with an “unrestricted” CUSIP number and will not be subject to any restriction on transfer imposed by the Company or under the Securities Act by persons who are not, and who have not been at any time during the preceding three months, an “affiliate” of the Company within the meaning of Rule 144 under the Securities Act. The Company further covenants and agrees that with respect to New Notes issued in exchange for Existing Notes listed on Exhibit E hereto, the Company shall use its best efforts to promptly remove all restrictive legends, stop-transfer notations, or similar transfer restrictions to be removed from such New Notes or the applicable Conversion Shares (or, in the case of book-entry interests, shall instruct the applicable depository or transfer agent to reflect the unrestricted status of such positions on its books and records) and cooperate with, facilitate, and otherwise effect any proposed transfer of such New Notes or Conversion Shares by such Holder upon the earlier to occur of (i) the date such New Notes or Conversion Shares become eligible for resale pursuant to Rule 144 under the Securities Act upon the Holder’s written request in order to facilitate the proposed transfer of such New Notes or Conversion Shares on or following the date they become eligible for resale pursuant to Rule 144 under the Securities Act and (ii) the first anniversary of the date the Exchanging Investor acquired the Existing Notes listed on Exhibit E hereto.

(d)    Enforceability of New Notes. Each New Note to be issued pursuant to this Agreement has been duly authorized by the Company and, when issued, authenticated and delivered in the manner provided for in the New Notes Indenture and this Agreement, will be validly issued, will constitute a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar laws affecting creditors’ rights generally or by equitable principles relating to enforceability, including principles of commercial reasonableness, good faith and fair dealing, regardless of whether enforcement is sought in a proceeding at law or in equity, and will be entitled to the benefits of the New Notes Indenture.

(e)    Enforceability of New Notes Indenture. The Base Indenture has been duly authorized, executed and delivered by the Company, and constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar laws affecting creditors’ rights generally or by equitable principles relating to enforceability, including principles of commercial reasonableness, good faith and fair dealing, regardless of whether enforcement is sought in a proceeding at law or in equity. The Second Supplemental Indenture has been duly authorized by the Company and, when executed and delivered by the Company, and duly authorized, executed and delivered by the New Notes Trustee, will constitute a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar laws affecting creditors’ rights generally or by equitable principles relating to enforceability, including principles of commercial reasonableness, good faith and fair dealing, regardless of whether enforcement is sought in a proceeding at law or in equity.

(f)    Common Stock Issuable Upon Conversion of New Notes. Subject to the terms of the New Notes Indenture, the New Notes will be convertible into shares of Common Stock, cash or a combination of shares of Common Stock and cash, at the Company’s election. The Company has duly authorized and reserved a number of shares of Common Stock for issuance upon conversion of the New Notes equal to the initial maximum number of such shares issuable upon conversion (assuming “physical settlement” of the New Notes upon conversion and the maximum increase to the “Conversion Rate” in connection with any “Make-Whole Fundamental Change” (each, as defined in the New Notes Indenture) applies) (the “Conversion Shares”), and, when such Conversion Shares are issued upon conversion of the New Notes in accordance with the terms of the New Notes and the New Notes Indenture, such Conversion Shares will be validly issued, fully paid and non-assessable, and the issuance of any such Conversion Shares will not be subject to any preemptive or similar rights.

(g)    Reserved. [Reserved.]

(h)    Non-Contravention. The execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement, the New Notes Indenture and the New Notes, and the consummation of the transactions contemplated by this Agreement, the New Notes Indenture and the New Notes, will not (i) contravene any law, rule or regulation binding on the Company or any of its subsidiaries or any judgment or order of any court or arbitrator or governmental or regulatory authority applicable to the Company or any such subsidiary; (ii) constitute a breach or violation or result in a default under any loan agreement, mortgage, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which any of the foregoing is bound; or (iii) constitute a breach or violation or result in a default under the organizational documents of the Company or any of its subsidiaries, except, in the case of clauses (i) and (ii) above, for such contraventions, conflicts, violations or defaults that would not, individually or in the aggregate, reasonably be expected to result in a material adverse effect on the business, properties, management, financial position, stockholders’ equity or results of operations of the Company and its subsidiaries taken as a whole or on the performance by the Company of its obligations under this Agreement, the New Notes Indenture and the New Notes.

(i)    No Consents. No consent, approval, authorization, order, license, registration or qualification of or with any court or governmental or regulatory authority is required for the execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement, the New Notes Indenture and the New Notes, and the consummation of the transactions contemplated by this Agreement, the New Notes Indenture and the New Notes, except such as have been obtained or made (or will, at the Closing, have been obtained or made) and except for any filings as may be required under the Exchange Act.

(j)    Authorization, Execution and Delivery of This Agreement. This Agreement has been duly authorized, executed and delivered by the Company.

(k)    Investment Company Act. The Company is not and, after giving effect to the transactions contemplated by this Agreement, will not be required to register as an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the SEC thereunder.

(l)    Accuracy of Covered SEC Filings. As of their respective dates, the Covered SEC Filings did not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(m)    Bring-Down of Representations and Warranties. Unless the Company notifies the Investor in writing to the contrary at or before the Closing, each representation and warranty of the Company contained in this Agreement will be deemed to have been reaffirmed and confirmed as of the Closing.

(n)    Closing Legal Opinion. At the Closing, the Company will deliver legal opinions addressed to Cantor, Moelis and each Exchanging Investor in customary form regarding the Exchange, the New Notes Indenture and the New Notes.

Section 5.     Representations, Warranties and Covenants of the Investor and the Exchanging Investors. The Investor, for itself and on behalf of each Exchanging Investor, represents and warrants to the Company and covenants that:

(a)    Due Formation, Valid Existence and Good Standing; Authorization, Execution and Delivery of This Agreement. The Investor, for itself and on behalf of each Exchanging Investor is duly formed, validly existing and in good standing under the laws of the jurisdiction of its organization with full power and authority to exchange, sell, assign and transfer the Existing Notes to be exchanged pursuant to, and to enter into, this Agreement and perform all obligations required to be performed by the Investor or such Exchanging Investor under this Agreement. This Agreement has been duly authorized, executed and delivered by the Investor and constitutes a valid and legally binding obligation of the Investor and each Exchanging Investor, enforceable against the Investor and each Exchanging Investor in accordance with its terms, except that such enforcement may be subject to (i) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws affecting or relating to enforcement of creditors’ rights generally, and (ii) general principles of equity, whether such enforceability is considered in a proceeding at law or in equity.

(b)    Power to Perform Obligations and Bind Accounts; Survival of Authority. If the Investor is exchanging any Existing Notes or acquiring any of the Exchange Consideration as a fiduciary or agent for one or more accounts (including any Accounts that are Exchanging Investors), then the Investor represents that it has (i) the requisite investment discretion with respect to each such account necessary to effect the Exchange, (ii) full power to make the representations, warranties and covenants set forth in this Section 5 on behalf of such account, and (iii) contractual authority with respect to each such account; and Exhibit A hereto is a true, correct and complete list of (x) the name of each Account and (y) the principal amount of such Account’s Existing Notes. All authority conferred in this Agreement will survive the dissolution of the Investor, and any representation, warranty, undertaking and obligation of the Investor under this Agreement will be binding upon the trustees in bankruptcy, legal representatives, successors and assigns of the Investor.

(c)    Ownership of and Title to Existing Notes. Each of the Exchanging Investors is and, immediately before the Closing, will be the legal and beneficial owner of the Existing Notes set forth on Exhibit A hereto. Immediately before the closing, each Exchanging Investor has good, valid and marketable title to its Existing Notes, free and clear of any Liens. Immediately before the closing, none of the Exchanging Investors has, in whole or in part, (i) assigned, transferred, hypothecated, pledged, exchanged or otherwise disposed of any of its rights, title or interest in or to its Existing Notes, or (ii) given any person or entity (other than the Investor) any transfer order, power of attorney or other authority of any nature whatsoever with respect to its Existing Notes.

(d)    Rule 144 Matters. Except with respect to the exchanged Existing Notes listed on Exhibit E hereto, if any, a holding period of at least one year has elapsed with respect to such Exchanging Investor’s Existing Notes within the meaning of Rule 144(d) under the Securities Act. Neither the Investor nor any other Exchanging Investor is, as of the date of this Agreement, or, at the Closing, will be, and, at no time during the three months preceding the date of this Agreement or preceding the Closing, was or will any of them be, a “person” that is an “affiliate” of the Company (as such terms are defined in Rule 144 under the Securities Act).

(e)    Passage of Good Title; No Liens. When the Existing Notes are exchanged pursuant to this Agreement, the Company will acquire good, marketable and unencumbered title to the Existing Notes, free and clear of all Liens.

(f)    Non-Contravention. This Agreement, the Exchange and the other transactions contemplated hereby to be performed by the Investor or any Exchanging Investor will not (i) contravene any law, rule or regulation binding on the Investor or such Exchanging Investor, any investment guideline or restriction applicable to the Investor or such Exchanging Investor, or any judgment or order of any court or arbitrator or governmental or regulatory authority applicable to the Investor or such Exchanging Investor; (ii) constitute a breach or violation or result in a default under any loan agreement, mortgage, lease or other agreement or instrument to which the Investor or such Exchanging Investor is a party or by which any of the foregoing is bound; or (iii) constitute a breach or violation or result in a default under the organizational documents of the Investor or such Exchanging Investor, except, in the case of clauses (i) and (ii) above, for such contraventions, conflicts, violations or defaults that would not, individually or in the aggregate, reasonably be expected to result in a material adverse effect on the business, properties, management, financial position, stockholders’ equity or results of operations of the Investor or such Exchanging Investor taken as a whole or on the performance by the Investor or such Exchanging Investor of its obligations under this Agreement, the New Notes Indenture and the New Notes.

(g)    Jurisdiction of Residence. The Investor and each Exchanging Investor is a resident of the jurisdiction set forth on Exhibit A hereto.

(h)    Compliance with Certain Laws; No Consents. The Investor and each Exchanging Investor will comply with all applicable laws and regulations in effect in any jurisdiction in which the Investor or any of the Exchanging Investors acquires any New Notes pursuant to the Exchange. No consent, approval, authorization, order, license, registration or qualification of or with any court or governmental or regulatory authority is required for the execution and delivery by the Investor or any Exchanging Investor of, and the performance by the Investor and each Exchanging Investor of its obligations under, this Agreement and the consummation of the transactions contemplated by this Agreement.

(i)    Acknowledgement of Risks; Investment Sophistication. The Investor and each Exchanging Investor understands and accepts that the New Notes to be acquired in the Exchange involve risks. The Investor and each Exchanging Investor has such knowledge, skill and experience in business, financial and investment matters that such person is capable of evaluating the merits and risks of the Exchange and an investment in the New Notes, and is able to fend for itself in the Exchange. With the assistance of each Exchanging Investor’s own professional advisors, to the extent that such Exchanging Investor has deemed appropriate, each Exchanging Investor has made its own legal, tax, accounting and financial evaluation of the merits and risks of an investment in the New Notes and the consequences of the Exchange and this Agreement. Each Exchanging Investor has considered the suitability of the New Notes as an investment in light of its own circumstances and financial condition, and each of the Investor and each Exchanging Investor is able to bear the risks associated with an investment in the New Notes.

(j)    No View to Distribution; No Registration. Each Exchanging Investor is acquiring the New Notes solely for such Exchanging Investor’s own beneficial account, for investment purposes, and not with a view to, or for resale in connection with, any distribution of the New Notes in violation of the Securities Act. The Investor and each Exchanging Investor understands that the offer and sale of the New Notes have not been registered under the Securities Act or any state securities laws by reason of specific exemptions under the provisions thereof that depend in part upon the investment intent of the Investor and the Exchanging Investors and the accuracy of the other representations made by the Investor, for itself and on behalf of each Exchanging Investor, in this Agreement. The Investor and each Exchanging Investor understands that the Company and its affiliates and agents are relying upon the representations and agreements contained in this Agreement (and any supplemental information) for the purpose of determining whether the Exchange meets the requirements for such exemptions.

(k)    Information Provided. The Investor and each Exchanging Investor acknowledges that no person has given, nor has any person been authorized to give, any information or to make any representation, warranty, covenant or agreement, express or implied, concerning the Company or the Exchange other than as contained in this Agreement and the Covered SEC Filings. The Company takes no responsibility for, and provides no assurance as to the reliability of, any other information that others may provide to the Investor or any Exchanging Investor.

(l)    No Investment, Tax or Other Advice. The Investor confirms that it and each Exchanging Investor is not relying on any statement (written or oral), representation or warranty made by, or on behalf of, the Company, Cantor, Moelis or any of their respective affiliates or agents as investment, tax or other advice or as a recommendation to participate in the Exchange and receive the Exchange Consideration in exchange for Existing Notes. The Investor confirms that it and each Exchanging Investor has read the New Notes Indenture and has not relied on any statement (written or oral) of the Company, Cantor, Moelis or any of their respective affiliates or agents as to the terms of the New Notes. None of the Company, Cantor, Moelis or any of their respective affiliates or agents, is acting or has acted as an advisor to the Investor or any Exchanging Investor in deciding whether to participate in the Exchange and to exchange Existing Notes for the Exchange Consideration.

(m)    Investment Decision Matters. The Investor confirms that none of the Company, Cantor, Moelis or any of their respective affiliates or agents have (i) given any guarantee or representation as to the potential success, return, effect or benefit (either legal, regulatory, tax, financial, accounting or otherwise) of an investment in the New Notes; or (ii) made any representation to the Investor or any Exchanging Investor regarding the legality of an investment in the New Notes under applicable investment guidelines, laws or regulations. In deciding to participate in the Exchange, the Investor and each Exchanging Investor is not relying on the advice or recommendations of the Company, Cantor or Moelis, or their respective affiliates or agents, and has made its own independent decision that the terms of the Exchange and the investment in the New Notes are suitable and appropriate for it.

(n)    Due Diligence. The Investor and each Exchanging Investor (i) is familiar with the business and financial condition and operations of the Company and has had the opportunity to conduct its own investigation of the Company and the New Notes. The Investor and each Exchanging Investor has been furnished with all materials it considers relevant to making an investment decision to enter into the Exchange, fully intends to be legally bound by this Agreement, and had access to and has carefully reviewed the Covered SEC Filings, this Agreement (including the exhibits hereto) and such other information concerning the Company and the New Notes it deems necessary to enable it to make an informed investment decision concerning the Exchange. The Investor and each Exchanging Investor has had a full opportunity to ask questions of the Company and received answers thereto, as it deems necessary to enable it to make an informed investment decision concerning the Exchange and to verify the accuracy of the information set forth in the Covered SEC Filings and this Agreement.

(o)    No Regulatory Agency Recommendation or Approval. The Investor and each Exchanging Investor understands that no federal or state agency has passed upon the merits or risks of an investment in the New Notes or made any recommendation or endorsement, or made any finding or determination concerning the fairness or advisability, of such investment or the consequences of the Exchange and this Agreement.

(p)    Accredited Investor or Qualified Institutional Buyer Status. Each Exchanging Investor and each account for which it is acting is (i) an “accredited investor” within the meaning of Rule 501(a)(1), (2), (3), (7) and (8) of Regulation D promulgated under the Securities Act of 1933, as amended (the “Securities Act”), and/or (ii) a “qualified institutional buyer” as defined in Rule 144A under the Securities Act. The Investor and each Exchanging Investor agrees to furnish any additional information reasonably required by the Company or any of its affiliates or agents to assure compliance with applicable U.S. federal and state securities laws in connection with the Exchange.

(q)    Mutual Negotiation. The Investor acknowledges that the terms of the Exchange have been mutually negotiated between the Investor (for itself and on behalf of each Exchanging Investor) and the Company. The Investor was given a meaningful opportunity to negotiate the terms of the Exchange for itself and on behalf of each Exchanging Investor. The Investor had a sufficient amount of time to consider whether to participate in the Exchange, and none of the Company, Cantor, Moelis, or any of their respective affiliates, advisors or agents, has placed any pressure on the Investor to respond to the opportunity to participate in the Exchange. The Investor’s and each Exchanging Investor’s participation in the Exchange was not conditioned by the Company on the Investor or any Exchanging Investor’s exchange of a minimum principal amount of Existing Notes for the Exchange Consideration. The Investor and each Exchanging Investor acknowledges that it did not became aware of the Exchange through any form of general solicitation or advertising within the meaning of Rule 502 under the Securities Act.

(r)    No Public Market. The Investor acknowledges and agrees on behalf of itself and each Exchanging Investor that no public market exists for the Exchanged Notes and that there is no assurance that a public market will ever develop for the Exchanged Notes.

(s)    Financial Adviser Fee. The Investor acknowledges that it and each Exchanging Investor understands that the Company intends to pay each of Cantor and Moelis a fee in respect of the Exchange.

(t)    Additional Documentation. The Investor will, upon request, execute and deliver, for itself and on behalf of any Exchanging Investor, any additional documents that the Company or the Trustee may reasonably request to complete the Exchange.

(u)    Bring-Down of Representations and Warranties. Except to the extent that the Investor notifies the Company in writing to the contrary at or before the Closing, each of the Investor’s representations and warranties, on behalf of itself and each Exchanging Investor, contained in this Agreement will be deemed to have been reaffirmed and confirmed as of the Closing.

(v)    Settlement Instructions. No later than one (1) business day after the date hereof, the Investor agrees to deliver to the Company settlement instructions substantially in the form of Exhibit A hereto for each of the Exchanging Investors.

(w)    Wall-Cross Matters. The Investor acknowledges and agrees that it and each Exchanging Investor has not transacted, and will not transact, in any securities of the Company, including, but not limited to, any hedging transactions, from the time the Investor was first contacted by the Company, Cantor or Moelis with respect to the transactions contemplated by this Agreement until after the Release Time. Solely for purposes of this Section 5(y), subject to the Investor’s compliance with its obligations under U.S. federal securities laws and the Investor’s internal policies, (i) “Investor” will not include any employees or affiliates of the Investor that are effectively walled off by appropriate “Fire Wall” information barriers approved by the Investor’s legal or compliance department; and (ii) the foregoing representations and covenants of this Section 5(y) will not apply to any transaction by or on behalf of an account that was effected without the advice or participation of, or such account’s receipt of information regarding the transactions contemplated hereby provided by, the Investor.

(x)    No Reliance on the Company, Cantor or Moelis; Related Matters. The Investor acknowledges and agrees that none of the Company, Cantor or Moelis has acted as a financial advisor or fiduciary to the Investor or any Exchanging Investor and that none of Cantor, Moelis or any of their respective directors, officers, employees, representatives and controlling persons have any responsibility for making, and none of them have made, any independent investigation of the information contained herein or in the Company’s SEC filings and none of them make any representation or warranty to the Investor or any Exchanging Investor, express or implied, with respect to the Company, the Existing Notes or the Exchange Consideration or the accuracy, completeness or adequacy of the information provided to the Investor or any Exchanging Investor or any other publicly available information, nor will any of the foregoing persons be liable for any loss or damages of any kind resulting from the use of the information contained therein or otherwise supplied to the Investor or any Exchanging Investor. The Company, Cantor and Moelis are in possession of information about the Company (including material non-public information) that the Company will not announce publicly in connection with the Exchange and, at the Investor’s and each Exchanging Investor’s direction, the Company has not made such information available to the Investor or any Exchanging Investor. Such information may impact the value of the Existing Notes or the New Notes.

(y)    Concurrent Equitization Transaction. The Investor acknowledges that, concurrently with the Exchange, the Company is entering into an agreement to convert Existing Notes with an aggregate principal amount of $10,000,000 in exchange for shares of Common Stock at a conversion price to be determined based on the trading price from time to time of the Common Stock, subject to a floor conversion price of $2.50 per share.

Section 6.       Conditions to Obligations of the Parties.

(a)    Conditions to the Company’s Obligations. The obligation of the Company to deliver the Exchange Consideration is subject to the satisfaction at or prior to the Closing of each of the following conditions precedent: (i) the representations, warranties and covenants of the Investor, for itself and on behalf of each Exchanging Investor, in Section 5 hereof are true and correct as of the Closing in all respects with the same effect as though such representations and warranties had been made as of the Closing; (ii) all covenants of the Investor or any Exchanging Investor in Section 5 to be performed at or before the Closing have been performed; and (iii) the conditions precedent set forth in Section 3(b)(iii) and the receipt by the Company of a valid DWAC Withdrawal and New Notes DWAC Deposit, in each case conforming to the requirements set forth in this Agreement.

(b)    Conditions to the Investor’s Obligations. The obligation of the Investor, on behalf of itself and each Exchanging Investor, to deliver (or cause to be delivered) the Existing Notes is subject to the satisfaction at or prior to the Closing of each of the following conditions precedent: (i) the representations, warranties and covenants of the Company in Section 4 are true and correct as of the Closing in all respects with the same effect as though such representations and warranties had been made as of the Closing; and (ii) all covenants of the Company in Section 4 to be performed at or before the Closing have been performed.

Section 7.      The Release Time. (a) As of the date of this Agreement, the Company is not aware of, and has not provided to the Investor, any material non-public information regarding the Company or its securities, other than any material non-public information relating to the Exchange; and (b) the Company agrees to publicly disclose at or before 9:00 a.m., New York City time, on the first business day after the date of this Agreement (such time and date, the “Release Time”), the exchange of the Existing Notes contemplated by this Agreement and similar exchange agreements in a press release or Current Report on Form 8-K. The Company acknowledges and agrees that, as of the Release Time, none of the information provided by or on behalf of the Company to the Investor or any Exchanging Investor in connection with the Exchange will constitute material non-public information.

Section 8.      Tax Matters. The Investor acknowledges that, if an Exchanging Investor is a United States person for U.S. federal income tax purposes, then either (a) the Company must be provided with a correct taxpayer identification number (generally, a person’s social security or federal employer identification number) and certain other information on a properly completed and executed IRS Form W-9, which is provided herein on Exhibit C attached hereto; or (b) another basis for exemption from backup withholding must be established. The Investor further acknowledges that, if an Exchanging Investor is not a United States person for U.S. federal income tax purposes, then  the Company must be provided with the appropriate properly completed and executed IRS Form W-8, attesting to that non-U.S. Exchanging Investor’s foreign status and certain other information, including information establishing an exemption from withholding under Sections 1471 through 1474 of the Code. The Investor further acknowledges that any Exchanging Investor may be subject to 30% U.S. federal withholding or 24% U.S. federal backup withholding on certain payments or deliveries made to such Exchanging Investor unless such Exchanging Investor properly establishes an exemption from, or a reduced rate of, such withholding or backup withholding.

Section 9.       Miscellaneous.

(a)    Waiver; Amendment. Neither this Agreement nor any provisions hereof may be modified, changed, discharged or terminated except by an instrument in writing, signed by the party against whom any waiver, change, discharge or termination is sought. No waiver of any of the provisions or conditions of this Agreement or any of the rights of a party hereto shall be effective or binding unless such waiver shall be in writing and signed by the party claimed to have given or consented thereto. Except to the extent otherwise agreed in writing, no waiver of any term, condition or other provision of this Agreement, or any breach thereof shall be deemed to be a waiver of any other term, condition or provision or any breach thereof, or any subsequent breach of the same term, condition or provision, nor shall any forbearance to seek a remedy for any non-compliance or breach be deemed to be a waiver of a party’s rights and remedies with respect to such non-compliance or breach.

(b)    Assignability. Neither this Agreement nor any right, remedy, obligation or liability arising hereunder or by reason hereof will be assignable by either the Company, on the one hand, or the Investor or any Exchanging Investor, on the other hand, without the prior written consent of the other party.

(c)    Further Instruments and Acts. Each of the parties to this Agreement agrees to execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to more effectively carry out the purposes of this Agreement. In addition, subject to the terms and conditions set forth in this Agreement, each of the parties shall use its reasonable best efforts (subject to, and in accordance with, applicable law) to take promptly, or to cause to be taken, all actions, and to do promptly, or to cause to be done, and to assist and to cooperate with the other parties in doing, all things reasonably necessary, proper or advisable under applicable laws to consummate and make effective the Exchange contemplated hereby, including the obtaining of all necessary, proper or advisable consents, approvals or waivers from third parties and the execution and delivery of any additional instruments reasonably necessary, proper or advisable to consummate the Exchange contemplated hereby.

(d)    Waiver of Jury Trial. EACH OF THE COMPANY, THE INVESTOR AND EACH EXCHANGING INVESTOR IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY WITH RESPECT TO ANY LEGAL PROCEEDING ARISING OUT OF THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.

(e)    Governing Law. This Agreement will be governed by and construed in accordance with the substantive laws of the State of New York, without reference to its choice of law rules.

(f)    Section and Other Headings. The section and other headings contained in this Agreement are for reference purposes only and will not affect the meaning or interpretation of this Agreement.

(g)    Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered will be deemed to be an original and all of which together will be deemed to be one and the same agreement. Delivery of an executed signature page to this Agreement by facsimile or other electronic transmission (including pdf format) will be effective as delivery of a manually executed counterpart hereof.

(h)    Notices. All notices and other communications to the Company provided for herein will be in writing and will be deemed to have been duly given if delivered personally or sent by nationally recognized overnight courier service or by registered or certified mail, return receipt requested, postage prepaid to the following addresses (or such other address as either party may have hereafter specified by notice in writing to the other): (i) if to the Company, Omeros Corporation, 201 Elliott Avenue West, Seattle, Washington 98119, Attention: General Counsel, with a copy to Covington & Burling LLP, One CityCenter, 850 Tenth Street, NW, Washington, DC 20001, Attention: Kerry Shannon Burke and Matthew C. Franker; and (ii) if to the Investor or any Exchanging Investor, the address provided on the signature page hereto of the Investor.

(i)    Binding Effect. The provisions of this Agreement will be binding upon and accrue to the benefit of the parties hereto and the Exchanging Investors and their respective heirs, legal representatives, successors and permitted assigns.

(j)    Notification of Changes. The Investor covenants and agrees to notify the Company upon the occurrence of any event prior to the Closing that would cause any representation, warranty, or covenant of the Investor, made on behalf of itself and each Exchanging Investor, contained in this Agreement to be false or incorrect.

(k)    Severability. If any term or provision of this Agreement is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction.

(l)    Entire Agreement. This Agreement, including all Exhibits hereto, constitutes the entire agreement of the parties hereto with respect to the specific subject matter covered hereby, and supersedes in their entirety all prior and contemporaneous oral or written agreements or understandings between or among the parties with respect to such specific subject matter.

(m)    Reliance by Cantor and Moelis; Third-Party Beneficiaries. Each of Cantor and Moelis, acting as financial advisors to the Company, may rely on each representation and warranty of the Company and of the Investor, made on behalf of itself and each Exchanging Investor, herein or pursuant to the terms hereof with the same force and effect as if such representation or warranty were made directly to Cantor and Moelis, respectively. Each of Cantor and Moelis will be a third-party beneficiary of this Agreement to the extent provided in this Section 9(m).

[The Remainder of This Page Intentionally Left Blank; Signature Pages Follow]

IN WITNESS WHEREOF, the parties to this Agreement have caused this Agreement to be duly executed as of the date first written above.

Investor:

Legal Name

By:
Name:
Title:

Investor Address:	Taxpayer Identification Number:

Telephone Number:

Country (and, if applicable, State) of Residence:

Aggregate Principal Amount of Existing Notes to be Exchanged by All Exchanging Investors (must be an integral multiple of $1,000):

$	, 000

[Signature Page to Exchange Agreement]

Omeros Corporation

By:
Name:
Title

[Signature Page to Exchange Agreement]